UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 8, 2008

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 706, Silver Tower, No. 933, Zhongshanxi Road, Shanghai, China 200051
(Address of principal executive offices)

(86) 21 51113716
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2008, the Board of Directors of The Hartcourt Companies Inc. (the “Company”) appointed Mr. George Xu as a director of the Company to fill the current vacancy on the Company’s Board of Directors.

Mr. Xu is a partner in the G&D Law Firm, a position he has held since September 2002.  Mr. Xu has been engaged in the practice of law for 17 years.  He is a registered lawyer in China, and is a qualified securities legal adviser under Chinese law.  He has considerable experience in establishing joint ventures and advising companies on acquisitions in China.

 On August 11, 2008, the Board of Directors elected Dr. Wilson W. S. Li to be Chairman of the Company’s Board of Directors. Dr Li has been a director of the Company since 2004.

On August 11, 2008, the Board of Directors reorganized the membership for the Company’s Audit, Compensation, and Nomination Committees.  The committee assignments for Board members prior to this date were all terminated, and the Board made new assignments for each of these committees.  Mr. Stephen Tang and Mr. Xu were appointed as members of the Audit Committee, with Mr. Tang being appointed at the same time as the Chairman of the Audit Committee. Dr. Li and Mr. Xu were appointed to the Compensation Committee, with Dr. Li being appointed at the same time as the Chairman of the Compensation Committee. Dr. Li and Mr. Tang were appointed to the Nomination Committee, with Dr. Li being appointed at the same time as the Chairman of the Nomination Committee.

On August 11, 2008, the Board of Directors appointed Ms. Rachel Zhang as the Company’s Chief Financial Officer. Ms. Zhang will be employed part time in this capacity.  Prior to her employment as the Company’s Chief Financial Officer, Ms. Zhang had been employed by Barclays Capital as Executive Administrator since August 2006. Her responsibility included internal control and financial analysis. Before her employment with Barclays, Mrs. Zhang was an Equity Research Analyst for global hedge fund Viking Global Investors from July 2003 through July 2006. Ms Zhang has extensive experience in financial analysis, operation and office administration. She received her Masters Degree in Accountancy from Baruch College.  Ms Zhang’s compensation is US$2,000 per month.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on August 14, 2008.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer (Principal Operating Officer)